EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT, made as of the 5th day of August, 1998, by and between LYNTON GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and CHRISTOPHER TENNANT (the "Executive").

                           W I T N E S S E T H :

WHEREAS, the Company desires to employ the Executive to perform services for the Company, any present or future parent, subsidiary, or affiliate of the Company (collectively, with the Company, the "Lynton Companies"), upon the terms and conditions hereinafter set forth and the Executive desires to accept such employment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. EMPLOYMENT. The Company agrees to employ and retain the Executive, and the Executive in turn agrees to be employed by the Company, upon the terms and conditions of this Agreement.

2. TERM. The employment of the Executive hereunder shall commence and be effective as of the date hereof (the "Commencement Date") and, unless earlier terminated pursuant hereto, shall continue for a period of eighteen
(18) months thereafter (the "Term"). Notwithstanding the foregoing, if at any time during the Term, the Company shall complete a public stock offering in the United Kingdom, then and in such event, the Term shall be automatically extended (unless earlier terminated pursuant hereto) for a period of eighteen (18) months from the date thereof. In addition, if at any time within eighteen (18) months of the Commencement Date, the Company and the Lynton Companies, substantially as an entirety, merge, consolidate with or are acquired by another entity, or substantially all of their assets are sold, or at any time during the initial eighteen (18) month term there is a change of the majority of the members of the Board of Directors of the Company for any reason, then and in such event, the term hereof shall be automatically extended (unless earlier terminated pursuant hereto) for a period of eighteen (18) months beyond the initial eighteen (18) month term.

3. NATURE OF THE EXECUTIVE'S SERVICES.

(a)The Executive shall serve as President and Chief Executive Officer of the Company and shall serve as an executive for any of the other Lynton Companies when and as requested by the Board of Directors of the Company. The Executive further agrees, if requested, to continue to serve on the Board of Directors of the Company and/or any of the other Lynton Companies. The Executive shall perform and assist in such positions as may reasonably be determined and as assigned to him from time to time by the Board of Directors of the Company.
(b)The Executive agrees that he will at all times, to the best of his ability, experience and talent, perform all of the duties that may be required of him pursuant to the express and implicit terms hereof, and will devote substantially all of his working time, energies and skills to the performance of such duties.

4. COMPENSATION.

(a)As of the Commencement Date, the Company and/or any of the other Lynton Companies shall pay the Executive, and the Executive agrees to accept, as compensation for his services performed under this Agreement, a salary at an aggregate annual rate of Two Hundred Eleven Thousand (U.S. $211,000) Dollars. This amount shall include any and all amounts which may be paid from time to time to Lynton International Limited for office space rented to any of the Lynton Companies or for any other purposes as the parties may agree. The Executive's salary shall be increased on each anniversary date of the Commencement Date by any such annual cost of living increase, based on the Consumer Price Index for the New York Metropolitan Area published from time to time by the United States Bureau of Labor Statistics, or any successor index, however designated, as may be determined by the Compensation Committee or the Board of Directors of the Company. The salary shall be payable in equal monthly installments or on such other periodic basis as the parties may agree.

(b)In addition thereto, the Executive shall be eligible to receive bonus compensation in such amounts and at such times as the Compensation Committee or the Board of Directors of the Company shall, from time to time, determine. Such determination including the amount of bonus compensation, if any, shall be made in the sole discretion of the Compensation Committee or the Board of Directors of the Company, as the case may be.

5. EXPENSES AND BENEFITS. The Executive is authorized to incur reasonable and necessary expenses in connection with the business of the Lynton Companies. The Executive shall be reimbursed for such expenses upon presentation by the Executive of such accounts and records as the Company, or any of the other Lynton Companies, as the case may be, shall from time to time require. The Executive shall also be provided with the following benefits:

(a)Enrollment in all group insurance plans that are maintained for executives of the Company and/or any of the other Lynton Companies;

(b)Participation in any other employee benefit plans now existing or hereafter adopted by the Lynton Companies for its key employees;

(c)Such items and benefits as the Company shall, from time to time, consider necessary or appropriate to assist the Executive in the performance of his duties;

(d)The Executive shall be entitled (in addition to the usual public holidays) to twenty-five (25) business days of paid vacation per year. Unused vacation time shall not be carried over to subsequent years; and

(e)The Executive shall be provided with the use of an automobile for normal and reasonable purposes, and shall be reimbursed for all normal and reasonable expenses incurred in connection with the use of such automobile, including, but not limited to, gasoline, parking, tolls, automobile repairs, and insurance, upon presentation of such accounts and records as the Company, or any of the Lynton Companies, as the case may be, shall from time to time require. In addition thereto, the Executive shall be reimbursed for any federal, state or, if applicable, any United Kingdom taxes imposed upon the Executive for his use of such automobile for normal and reasonable purposes.

6. TERMINATION.

(a)This Agreement shall be terminated in the event of the death of the Executive, or of his disability to perform substantially those functions to be performed by the Executive pursuant to the terms of this Agreement for a period of ninety (90) consecutive days or an aggregate of one hundred eighty (180) days in any twelve (12) month period, such determination to be made in good faith by the Company's Board of Directors. In the event the Executive disagrees with such determination, the Executive and the Company shall each appoint its own physician who shall each promptly examine the Executive and consult with one another. In the event the two physicians do not agree on the status of the Executive's disability, they shall, promptly and jointly, appoint a third physician, whose determination shall be binding on all the parties hereto. After any termination under this subsection, the Executive shall be entitled to no additional compensation or other benefits of employment.

(b)This Agreement may be terminated immediately for cause by the Company upon written notice. Cause shall include, without limitation, the Executive's criminal activity, habitual absenteeism or willful or habitually negligent disregard of his obligations hereunder, the Executive's voluntary resignation as President and Chief Executive Officer of the Company prior to the expiration of the Term, or such other conduct as may be materially injurious to the business or affairs of the Company or any of the other Lynton Companies. The Executive shall thereafter be entitled to no additional compensation or other benefits of employment, nor, respectively, shall the Company and/or any of the other Lynton Companies be entitled to any further services.

(c)The Company may also terminate this Agreement, without cause, upon no less than one (1) month's prior written notice to the Executive, such notice being effective one (1) month from the date it is given. In such event, the Executive shall continue to perform his services to the Company and/or any of the other Lynton Companies until the effective date of such notice only in the event that the Company, in its sole discretion, so requests. After any termination under this subsection, the Company shall continue to pay the Executive the compensation due under Section 4(a) hereof, in the equal monthly installments specified in such Section, for the balance of the Term unless the Executive violates his obligations under Sections 7 or 8 hereof.

7. NONCOMPETITION.

(a)The Executive recognizes and understands that in performing the responsibilities of his employment, he has and will continue to occupy a position of fiduciary trust and confidence, pursuant to which he has and will continue to develop and acquire experience and knowledge with respect to the Company's business. It is the expressed intent and agreement of the Executive and the Company that such knowledge and experience shall be used exclusively in the furtherance of the interests of the Company and not in any manner which would be detrimental to the Company's interests. The Executive therefore agrees that so long as he is employed by or receiving compensation from the Company and/or any of the other Lynton Companies, and
(i) for a period of one (1) year following the termination of this Agreement if terminated for cause pursuant to Section 6(b) hereof, or (ii) for a period of one (1) year following the expiration of the Term if prior thereto the Company has made a Renewal Offer (as defined below) to the Executive and the Executive has failed to accept the Renewal Offer within thirty (30) days thereof, the Executive will not be employed by, work for, advise, consult with, serve or assist in any way, directly or indirectly, any party whose business is competitive with the activities or business of the Company or any of the other Lynton Companies within the States of Connecticut, New Jersey, New York or Pennsylvania, anywhere within the United Kingdom, or any other states or jurisdictions in which the Company or any of the other Lynton Companies may then operate or transact business. The Executive agrees further that he will not, during the applicable periods referred to above, purchase or otherwise acquire, directly or indirectly, any interest of any kind in any such business which is competitive with that of the Company or any of the other Lynton Companies. The foregoing restrictions on competition by the Executive shall be operative for the benefit of the Company and the other Lynton Companies and of any business owned or controlled by the Company or the other Lynton Companies, or any successor or assign of any of the foregoing. In the event that the provisions of this Section 7 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable laws.

For purposes hereof, a "Renewal Offer" shall be deemed to have occurred if at least sixty (60) days prior to the expiration of the Term, the Company offers to renew this Agreement on similar terms as provided herein for a minimum period of eighteen (18) months at compensation at least equal to the compensation provided under Section 4(a) hereof. Notwithstanding the foregoing, it is specifically understood that the Company has no obligation to make a Renewal Offer to the Executive.

(b)The parties hereto, recognizing that irreparable injury will result to the Company and the other Lynton Companies, their business and property in the event of the Executive's breach of his covenant herein not to compete, and that such covenant is a material part of the consideration upon which this Agreement is founded, agree that in the event of the Executive's breach of this covenant, the Company and the other Lynton Companies shall be entitled, in addition to any other remedies and damages available to them, to an injunction to restrain the violation thereof by the Executive, his partners, agents, servants, employers, employees and all persons acting for or with him. The Executive represents and admits that in the event of the termination of his employment hereunder, the enforcement of a remedy for a violation of this Section 7 by way of injunction will not prevent him from earning a livelihood.

8. CONFIDENTIALITY. The Executive agrees that all confidential and proprietary information relating to the business of any of the Lynton Companies shall be kept and treated as confidential both during and after the Term of this Agreement, except as may be permitted in writing by the Company's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

9. NOTICES. All notices required hereby or given under this Agreement shall be in writing and shall be served by hand-delivery, certified mail, return receipt requested, or internationally recognized overnight courier service, at the following addresses, or at such other address as the parties may designate to one another in writing:

If to the Company:

Lynton Group, Inc.
9 Airport Road
Morristown Municipal Airport
Morristown, New Jersey 07960
Attn: Chairman of the Board

With a copy to:

Danzig Garubo & Kaye, LLP
30A Vreeland Road
Florham Park, New Jersey 07932-0333
Attn: David M. Kaye, Esq.

If to Executive:

Christopher Tennant
73 Elizabeth Street
London SW1W 9PJ England

Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight courier.

10. ARBITRATION. Except as may be otherwise provided in Section 7(b) hereof, any dispute or controversy between the parties regarding this Agreement including, without limitation, whether the right to compel arbitration has been waived or whether grounds exist for the revocation of this Agreement, shall be determined by arbitration in New Jersey pursuant to the rules of the American Arbitration Association then in effect, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

11. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

12. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The parties to this Agreement agree and intend that this Agreement shall be enforced as fully as it may be enforced consistent with applicable statutes and rules of law.

13. BENEFIT.   The Executive's rights and interest hereunder may not be
assigned, pledged or encumbered by him. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets or business or with or into which the Company may be consolidated or merged, and to the benefit of, and be binding upon, the Executive, his heirs, executors, administrators and legal representatives.

14. ENTIRE AGREEMENT. This Agreement which shall become effective upon the Commencement Date sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, may be modified only by a written instrument duly executed by each party, and supersedes all existing agreements between them concerning such subject matter.

15. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to principles of conflicts of law.

16. NEGOTIATED AGREEMENT.   This is a negotiated agreement.  This Agreement
shall not be construed against the Company by reason of this Agreement being prepared by counsel to the Company. The Executive acknowledges that he has been advised to consult with independent counsel of his own choosing and the Executive has done so to the extent that Executive deems appropriate.

17. SURVIVAL. The provisions of Sections 7 and 8 shall survive the termination or expiration of this Agreement, irrespective of the reason therefor, except for wrongful termination of this Agreement by the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  LYNTON GROUP, INC.


                                  By: /s/ Paul R. Dupee, Jr.
                                Name: Paul R. Dupee, Jr.
                               Title: Chairman of the Board


                                      /s/ Christopher Tennant
                                      Christopher Tennant